Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-261650, 333-261651 and 333-263980 on Form S-8 of our reports dated March 21, 2023, relating to the financial statements of Samsara Inc. and the effectiveness of Samsara Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended January 28, 2023.
/s/ DELOITTE & TOUCHE LLP
San Francisco, California
March 21, 2023